SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):

January 9, 2007

NeoGenomics, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-72097	74-2897368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip code)

(239) 768-0600
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On January 9, 2007, NeoGenomics, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company has appointed Dr. Robert Feeney to serve as Vice President of Sales and Marketing of the Company, effective immediately. Prior to his appointment, Dr. Feeney served in a dual capacity as the Director of Marketing and the Director of Scientific & Clinical Affairs for US Labs, a division of Laboratory Corporation of America (“US Labs”) in 2006. Prior to his service in these positions, Dr. Feeney served as the National Manager of Clinical Affairs from 2005 through 2006 and as Central Regional Sales Manager from 2001 through 2005 for US Labs. Prior to US Labs, Dr. Feeney was employed with Eli Lilly & Company as an Associate Marketing Manager and with Impath Inc. where he served in various positions, including Regional Sales Manager and District Sales Manager. Dr. Feeney has over fourteen (14) years of sales and marketing experience with seventeen (17) years in the medical industry. Dr. Feeney earned his Bachelors of Science degree in Biology from Dickinson College and his doctoral degree in Cellular and Developmental Biology from SUNY. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 EXHIBITS.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibit No. Description:

Exhibit	Description	Location
99.1	Press Release	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

Date: January 9, 2007	By:
Name: Robert Gasparini
Its: President